Exhibit 32.1

SECTION 1350 CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER,

 CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER/CONTROLLER

In connection with the Annual Report on Form 10-K of Nash-Finch Company (the “Company”), for the period ended December 29, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Alec C. Covington, President and Chief Executive Officer, Robert B. Dimond, Executive Vice President, Chief Financial Officer and Treasurer, and Peter J. O’Donnell, Chief Accounting Officer/Controller, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to our knowledge:

(1)                 the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2013

	By:	/s/ Alec C. Covington
Name: Alec C. Covington
Title: President and Chief Executive Officer

	By:	/s/ Robert B. Dimond
Name: Robert B. Dimond
Title: Executive Vice President, Chief Financial Officer and Treasurer

	By:	/s/ Peter J. O’Donnell
Name: Peter J. O’Donnell
Title: Chief Accounting Officer/Controller